Exhibit 99.2

DRIVEN DELIVERIES, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS

June 30,
2018
(Unaudited)

ASSETS

CURRENT ASSETS
Cash	$-
Accounts receivable	600
TOTAL CURRENT ASSETS	600

Fixed assets, net	27,315
Deposit	-

TOTAL ASSETS	$27,915

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Cash - overdraft	$1,466
Accounts payable and accrued expenses	32,234
Notes payable	125,000

TOTAL CURRENT LIABILITIES	158,700

Notes payable - long term	-

TOTAL LIABILITIES	158,700

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value, 15,000,000 shares authorized, no shares issued and outstanding	-
Common stock, $0.0001 par value, 200,000,000 shares authorized, 31,190,000 and 0 shares issued and outstanding	3,119
Additional paid in capital	164,881
Accumulated deficit	(298,785)
TOTAL STOCKHOLDERS' EQUITY	(130,785)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$27,915

See accompanying notes to the condensed financial statements.

DRIVEN DELIVERIES, INC.
CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

For the Six Months Ended
June 30, 2018
(Unaudited)

Revenue
Sales	$(17,961)
Cost of goods sold	35
Gross Profit (Loss)	(17,996)

OPERATING EXPENSES
Professional fees	$70,332
Compensation	60,772
General and administrative expenses	49,843
Sales and marketing	44,011
Total Operating Expenses	224,958

NET LOSS FROM OPERATIONS	(242,954)

OTHER EXPENSES
Interest expense	(3,456)
Total Other Expenses	(3,456)

Net loss before provision for income taxes	(246,410)

Provision for Income Taxes	-

NET LOSS	$(246,410)

Net loss per share - basic and diluted	$(0.71)

Weighted average number of shares outstanding during the period - basic and diluted	346,556

See accompanying notes to the condensed financial statements.

DRIVEN DELIVERIES, INC.
CONSOLIDATED CONDENSED STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE PERIOD FROM NOVEMBER 3, 2017 (INCEPTION) THROUGH DECEMBER 31, 2017
AND THE SIX MONTHS ENDED JUNE 30, 2018 (UNAUDITED)

			Additional		Total
	Common		Paid-in	Accumulated	Stockholders'
	Shares	Par	Capital	Deficit	Deficit

Balance November 7, 2017 (inception)	-	$-	$-	$-	$-

Net loss	-	-	-	(52,375)	(52,375)

Balance December 31, 2017	-	$-	$-	$(52,375)	$(52,375)

Issuance of Founders' shares	28,340,000	2,834	(539)	-	2,295

Contribution of capital	-	-	15,705	-	15,705

Sale of common stock	2,850,000	285	149,715	-	150,000

Net loss	-	-	-	(246,410)	(246,410)

Balance June 30, 2018	31,190,000	$3,119	$164,881	$(298,785)	$(130,785)

See accompanying notes to the condensed financial statements.

DRIVEN DELIVERIES, INC.
CONSOLIDATED CONDENSED STATEMENT OF CASH FLOWS

For the Six Months Ended
June 30, 2018
(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(246,410)
Adjustments to reconcile net loss to net cash used in operating activities
Stock based compensation	2,295
Depreciation expense	1,742
Changes in operating assets and liabilities
Accounts payable and accrued compensation	16,090
Accounts receivable	(600)
Bank overdraft	1,466
Net Cash Used In Operating Activities	(225,417)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets	(28,472)
Net Cash Used In Investing Activities	(28,472)

CASH FLOWS FROM FINANCING ACTIVITIES:
Contribution of capital	15,705
Proceeds from note payable	50,000
Common Stock issued for cash	150,000
Net Cash Provided By Financing Activities	215,705

NET DECREASE IN CASH	(38,184)

CASH AT BEGINNING OF PERIOD	38,184

CASH AT END OF PERIOD	$-

Supplemental cash flow information:
Cash paid for income taxes	$-
Cash paid for interest expense	$-

See accompanying notes to the condensed financial statements.

Driven Deliveries, Inc.
June 30, 2018
Notes to the Condensed Consolidated Financial Statements

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Overview

Driven Deliveries Inc. (the “Company” or “Driven”), is engaged in providing delivery services of legal cannabis products to consumers in California.

 Risks and Uncertainties

The Company has a limited operating history and has generated limited revenues from its intended operations. The Company's business and operations are sensitive to general business and economic conditions in the U.S. along with local, state, and federal governmental policy decisions. A host of factors beyond the Company's control could cause fluctuations in these conditions. Adverse conditions may include: changes in cannabis regulatory environment and competition from larger more well-funded companies. These adverse conditions could affect the Company's financial condition and the results of its operations.

NOTE 2 – GOING CONCERN ANALYSIS

Going Concern Analysis

For the six months ended June 30, 2018, the Company had a net loss of $246,410 and a working capital deficit of $158,100. The Company will require additional capital in order to operate in the normal course of business. Management has concluded that due to these conditions, there is substantial doubt about the company’s ability to continue as a going concern. The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.

Management’s plans include raising capital though the sale of debt and/or equity. While we believe in the viability of our strategy to generate sufficient revenue, control costs and the ability to raise additional funds, there can be no assurances to that effect. The Company’s ability to continue as a going concern is dependent upon its ability to raise capital to implement the business plan, generate sufficient revenues and to control operating expenses. The Company’s financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the matters discussed herein.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and the rules and regulations of the Securities and Exchange Commission (“SEC” for interim financial information. In the opinion of the Company’s management, the accompanying condensed financial statements reflect all adjustments, consisting of normal, recurring adjustments, considered necessary for a fair presentation of the results for the interim period ended June 30, 2018. Although management believes that the disclosures in these unaudited condensed financial statements are adequate to make the information presented not misleading, certain information and footnote disclosures normally included in financial statements that have been prepared in accordance U.S. GAAP have been condensed or omitted pursuant to the rules and regulations of the SEC.

The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s financial statements for the period ended December 31, 2017, which contains the audited financial statements and notes thereto, for the period ended December 31, 2017 included within the Company’s Form 8-K filed with the SEC. The interim results for the six months ended June 30, 2018 are not necessarily indicative of the results to be expected for the year ended December 31, 2018 or for any future interim periods.

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates.

Concentrations of Credit Risk

The Company maintains its cash accounts at financial institutions which are insured by the Federal Deposit Insurance Corporation. At times, the Company may have deposits in excess of federally insured limits.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. As of June 30, 2018, the Company did not have any cash equivalents.

Equipment

Equipment is stated at cost less accumulated depreciation. Cost includes expenditures for computer equipment. Maintenance and repairs are charged to expense as incurred. When assets are sold, retired, or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations. The cost of equipment is depreciated using the straight-line method over the estimated useful lives of the related assets which is three years. Depreciation expense was $1,742 for the six months ended June 30, 2018.

Stock-Based Compensation

The Company accounts for stock-based compensation costs under the provisions of ASC 718, “Compensation—Stock Compensation”, which requires the measurement and recognition of compensation expense related to the fair value of stock-based compensation awards that are ultimately expected to vest. Stock based compensation expense recognized includes the compensation cost for all stock-based payments granted to employees, officers, and directors based on the grant date fair value estimated in accordance with the provisions of ASC 718. ASC 718 is also applied to awards modified, repurchased, or canceled during the periods reported.

Stock-Based Compensation for Non-Employees

The Company accounts for warrants and options issued to non-employees under ASC 505-50, Equity – Equity Based Payments to Non-Employees, using the Black-Scholes option-pricing model. The value of such non-employee awards unvested are re-measured over the vesting terms at each reporting date.

Debt Issued with Warrants

Debt issued with warrants is accounted for under the guidelines established by ASC 470-20 – Accounting for Debt with Conversion or Other Options. We record the relative fair value of warrants related to the issuance of convertible debt as a debt discount or premium. The discount or premium is subsequently amortized to interest expense over the expected term of the convertible debt. The value of the warrants issued with the debt was de minimis.

Revenue Recognition

As of January 1, 2018, the company adopted ASC 606. The adoption of ASC 606, Revenue From Contracts With Customers, represents a change in accounting principle that will more closely align revenue recognition with the delivery of the Company’s services and will provide financial statement readers with enhanced disclosures. In accordance with ASC 606, revenue is recognized when a customer obtains control of promised services. The amount of revenue recognized reflects the consideration to which the Company expects to be entitled to receive in exchange for these services. The Company used the Modified-Retrospective Method when adopting this standard. There was no accounting effect due to the initial adoption. To achieve this core principle, the Company applies the following five steps:

1)	Identify the contract with a customer

A contract with a customer exists when (i) the Company enters into an enforceable contract with a customer that defines each party’s rights regarding the services to be transferred and identifies the payment terms related to these services, (ii) the contract has commercial substance and, (iii) the Company determines that collection of substantially all consideration for services that are transferred is probable based on the customer’s intent and ability to pay the promised consideration. The Company applies judgment in determining the customer’s ability and intention to pay.

The Company has two contracts with different customers with the same terms. All of these qualify as contracts since they have been approved by both parties, have identifiable rights and payment terms regarding the services to be transferred, have commercial substance, and it is probable that the entity will collect the consideration in exchange for the services.

2)	Identify the performance obligations in the contract

Performance obligations promised in a contract are identified based on the services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the service either on its own or together with other resources that are readily available from third parties or from the Company, and are distinct in the context of the contract, whereby the transfer of the services is separately identifiable from other promises in the contract. To the extent a contract includes multiple promised services, the Company must apply judgment to determine whether promised services are capable of being distinct and distinct in the context of the contract. If these criteria are not met the promised services are accounted for as a combined performance obligation.

The Company’s performance obligations are to (1) deliver cannabis in compliance with California law, and (2) provide a platform to sell the retailer’s products. These items represent performance obligations since they are distinct services and are distinct in the context of the contract.

3)	Determine the transaction price

The transaction price is determined based on the consideration to which the Company will be entitled in exchange for transferring services to the customer. To the extent the transaction price includes variable consideration, the Company estimates the amount of variable consideration that should be included in the transaction price utilizing either the expected value method or the most likely amount method depending on the nature of the variable consideration. Variable consideration is included in the transaction price if, in the Company’s judgment, it is probable that a significant future reversal of cumulative revenue under the contract will not occur. None of the Company’s contracts as of June 30, 2018 contained a significant financing component. Determining the transaction price requires significant judgment, which is discussed by revenue category in further detail below.

The company will perform delivery services in exchange for a flat fee per delivery and an additional charge per mile. As mandated by The California Bureau of Cannabis Control, delivery drivers are required to be on the payroll of a licensed retailer. In order to fulfill the performance obligation, delivery drivers are included on the payroll of the customer, and the Company reimburses the customer for the drivers’ wages at a premium. The cost of paying the drivers are considered a cost to fulfill a contract for which the Company receives no benefit, so it is consideration payable to the customer, which is considered in determining the transaction price. In addition, the company currently nets the amounts owed by the customers for deliveries with the amounts owed to the customers for drivers’ wages. As such, the company reduces the delivery fee by the drivers’ wages to determine the transaction price. These elements of the transaction price are based on variable consideration determined to be constrained and are recognized as of the later of when the service is rendered or when the Company pays or promises to pay the consideration, which will generally be on a monthly basis. If the cost of the drivers’ wages exceeds the total fees for delivery, the company would present a net negative revenue. For the six months ended June 30, 2018, the company will show net negative revenue related to delivery of cannabis.

The transaction price of the commissions is a variable consideration as the price is determined to be 10% of a delivered sale from an order generated on the Company’s online platform. The variable consideration is also constrained as the amount of the consideration is dependent on the cost of the products purchased; and is further constrained as the company has little history to predict the amount to be recognized. Transaction price for the commissions will be determined as the company satisfies the performance obligation.

4)	Allocate the transaction price to performance obligations in the contract

If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. However, if a series of distinct services that are substantially the same qualifies as a single performance obligation in a contract with variable consideration, the Company must determine if the variable consideration is attributable to the entire contract or to a specific part of the contract. For example, a bonus or penalty may be associated with one or more, but not all, distinct services promised in a series of distinct services that forms part of a single performance obligation. Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on a relative standalone selling price basis unless the transaction price is variable and meets the criteria to be allocated entirely to a performance obligation or to a distinct service that forms part of a single performance obligation. The Company determines standalone selling price based on the price at which the performance obligation is sold separately. If the standalone selling price is not observable through past transactions, the Company estimates the standalone selling price taking into account available information such as market conditions and internally approved pricing guidelines related to the performance obligations.

The Company will allocate the transaction price of the delivery fees and to the deliveries that they perform separately for the customer. The transaction price of the commissions will be allocated per each sale that the Company generates for a retailer that is delivered. There are no discounts to allocate and there have been no changes in the transaction price to allocate.

5)	Recognize revenue when or as the Company satisfies a performance obligation

The Company satisfies performance obligations either over time or at a point in time. Revenue is recognized at the time the related performance obligation is satisfied by transferring a promised service to a customer.

Both performance obligations are satisfied at a point in time, and as such revenue will be recognized when the delivery is completed. The revenue will not be recognized for orders not fulfilled, but the delivery fee is earned even if the delivery is rejected or the person who placed the order is not present or available at the time of delivery. The consideration payable to the customer for drivers’ wages is recognized over time based on the inputs to determine the drivers’ wage obligations, but the net transaction price is known and therefore recognized by the end of each reporting period.

Disaggregation of Revenue

The following table depicts the disaggregation of revenue according to revenue type.

Revenue Type	Revenue for the six months ended June 30, 2018
Delivery Income	$13,160
Dispensary Cost Reimbursements	(31,164)
Delivery Income, net	(18,004)
Commission Income	43
Total	$(17,961)

Basic and Diluted Net Loss per Common Share

Basic loss per common share is computed by dividing the net loss by the weighted average number of shares of common stock outstanding for each period. Diluted loss per share is computed by dividing the net loss by the weighted average number of shares of common stock outstanding plus the dilutive effect of shares issuable through the common stock equivalents. The weighted-average number of common shares outstanding excludes common stock equivalents because their inclusion would be anti-dilutive. As of June 30, 2018, common stock equivalents are comprised of 31,250 warrants.

Recent Accounting Pronouncements

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments” (“ASU 2016-15”). ASU 2016-15 will make eight targeted changes to how cash receipts and cash payments are presented and classified in the statement of cash flows. ASU 2016-15 is effective for fiscal years beginning after December 15, 2017. The new standard will require adoption on a retrospective basis unless it is impracticable to apply, in which case it would be required to apply the amendments prospectively as of the earliest date practicable. The adoption of this standard did not have a material impact on the Company’s financial statements and related disclosures.

In November 2016, the FASB issued ASU 2016-18, “Statement of Cash Flows (Topic 230)”, requiring that the statement of cash flows explain the change in the total cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. This guidance is effective for fiscal years, and interim reporting periods therein, beginning after December 15, 2017 with early adoption permitted. The provisions of this guidance are to be applied using a retrospective approach which requires application of the guidance for all periods presented. The adoption of this standard did not have a material impact on the Company’s financial statements and related disclosures.

In February 2016, the FASB issued ASU 2016-02, "Leases," which will require, among other items, lessees to recognize most leases as assets and liabilities on the balance sheet. Qualitative and quantitative disclosures will be enhanced to better understand the amount, timing and uncertainty of cash flows arising from leases. This guidance is effective for the Company's 2019 interim and annual financial statements. The Company plans to adopt ASU 2016-02 on January 1, 2019, for leases existing at, or entered into after, the beginning of the earliest comparative periods presented in the financial statements. The Company believes the primary effect of adopting the new standard will be to record right-of-use assets and obligations for current operating leases with immaterial increases in reported assets and liabilities. The Company is still finalizing its calculation of the cumulative effect of accounting change to be recognized upon adoption. The Company is currently working to complete the implementation and updating accounting policies in connection with the adoption of the new standard.

The FASB issues ASUs to amend the authoritative literature in ASC. There have been several ASUs to date, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact our financial statements.

NOTE 4 – NOTES PAYABLE

On November 7, 2017 the Company entered into a promissory note for $75,000 that accrues interest of 6% annually. The promissory note is due on the earlier of January 31, 2018 or in the event of default, as defined in the agreement. As of the date of this report, $25,000 of the promissory note has been repaid and the remaining amount is in default. The terms of the promissory note provide that the principal amount of the note is convertible into the same security that is sold and issued pursuant to the next Qualified Financing Round completed by the Company, except that the conversion price shall be at a ten percent (10%) discount to the equity price per share raised in such Qualified Financing Round. Qualified Financing Round is defined as an equity financing of the Company that is consummated during the term which results in gross proceeds of not less than $925,000.

On February 1, 2018, the Company entered into a convertible bridge loan for $50,000 convertible into shares the Company’s common stock. The bridge loan is due March 31, 2018 and has an annual interest rate of 6%. The bridge loan is convertible into shares of common stock of the Company at a 10% discount to the equity price per share that is sold and issued in the next Qualified Financing Round completed by the Company. Qualified Financing Round is defined as an equity financing of the Company that is consummated during the term which results in gross proceeds of not less than $925,000. The Company agreed to issue to the lender a three year warrant to purchase 12,500 shares of common stock of the Company at an exercise price of $0.50 per share. This note is currently in default.

NOTE 5 - STOCKHOLDERS’ DEFICIT

Common Stock

The Company has authorized the issuance of 200,000,000 shares of common stock, par value $0.0001 per share.

During the six months ended June 30, 2018, the company issued 31,190,000 shares of stock, 28,340,000 shares of common stock was issued to founders and 2,850,000 shares of common stock was issued for cash for $150,000.

Preferred Stock

The Company is authorized to issue 15,000,000 shares of preferred stock, par value $0.0001 per share. The preferred stock may be issued from time to time in one or more series as the Company’s Board may authorize. None of the preferred stock have been designated and none are issued and outstanding.

Stock Split

On August 29, 2018, the Company filed amended and restated Certificate of Incorporation to effect a forward stock split in the ratio of 12.35 for 1. All share and per share amounts for the common stock herein have been retroactively restated to give effect to the forward split.

Warrants

 A summary of warrant issuances are as follows:

			Weighted Average
		Weighted Average	Remaining
	Number	Exercise Price	Contractual Life
Warrants

Outstanding January 1, 2018	18,750	$0.50	2.85
Granted	12,500	0.50	3
Outstanding June 30, 2018	31,250	$0.50	2.45

NOTE 6 – COMMITMENTS AND CONTINGENCIES

On February 2, 2018, the Company entered into a consulting agreement for business and financial advisory services with a twelve-month term. As part of the agreement the consultant will be paid $15,000.

On May 3, 2018, the Company entered into a consulting agreement for business and financial advisory services with a twelve-month term. As part of the agreement the consultant will purchase 1,900,000 shares of the Company’s common stock for $100,000.

On May 15, 2018, the Company entered into a three (3) year lease to rent office space for its principal executive office, with an effective date of June 1, 2018. The lease provides for monthly rent of $2,800 per month for the first year of the lease, $3,780 per month for the second year and $3,920 per month for the third year. The Company is also required to pay a monthly common area maintenance fee of $420.

The future minimum lease payments (including leases entered subsequently) under the lease is are follows:

2018	$19,320
2019	126,215
2020	136,160
2021	71,841
$353,536

On May 17, 2018, the Company entered into a consulting agreement for business and financial advisory services . As part of the agreement the consultant will be issued 430,000 shares of the Company’s common stock and a payment of $20,000. On October 31, 2018, the consulting agreement was cancelled.

On June 4, 2018, the Company entered into a consulting agreement for business and financial advisory services with a twelve-month term. Pursuant to terms of the agreement, the Company agreed to issue 500,000 shares of its common stock to the consultant. This stock will vest over 24 months. As of June 30, 2018, 20,833 shares vested. Additionally, as part of the agreement the consultant agreed to purchase 950,000 shares of the Company’s common stock for $50,000.

NOTE 7 – RELATED PARTY TRANSACTIONS

On February 12, 2018, the Company entered into a delivery contractor agreement with a retailer. This retailer is a related party due to the Company’s CEO having an ownership interest in the retailer. As part of this agreement the Company will provide delivery services for the retailer. The retailer will pay the Company an $8 delivery fee and a 10% commission based on the gross revenue generated from the sale for each delivery. The Company will also reimburse the retailer for delivery couriers’ wages. During the six months ended June 30, 2018 the Company received $3,424 in delivery income and $0 in commissions. The Company also paid $9,499 reimbursements during the six months ended June 30, 2018. At June 30, 2018, the Company owes the retailer $5,172.

NOTE 8 - SUBSEQUENT EVENTS

On August 29, 2018, the company effected a forward stock split of 12.35 for 1. All share and per share amounts for the common stock have been retroactively restated to give effect to the split.

On August 29, 2018, the Company was acquired by Results-Based Outsourcing as part of a reverse merger. As consideration for the Merger, Results-Based Outsourcing issued the equity holders of the Company an aggregate of 30,000,000 post-split shares of their common stock to be issued to the equity holders of the Company in accordance with their pro rata ownership of the Company’s common stock. Following the Merger, the Registrant adopted the business plan of Driven as a delivery company focused on deliveries for consumers of legal cannabis products, in California. This merger was accounted for as a recapitalization of the Company, so the financial statements as presented include the historical results of Driven Deliveries, Inc.

On September 14, 2018, the Company entered into a consulting agreement with IRTH Communications for investor and public relations services for a term of twelve-months. Pursuant to the terms of the agreement, the Company agreed to pay the consultant $7,500 per month and reimburse any and all reasonable out-of-pocket costs and expenses. Additionally, the Company agreed to pay a one-time refundable deposit of $10,000. This deposit has not been paid as of December 31, 2018. The Company also issued 500,000 shares of its common stock to the consultant upon entering into the contract, which was expensed immediately. This stock was valued at $100,000.

On October 1, 2018, the Company entered into a non-interest bearing convertible promissory note for $50,000 convertible into shares the Company’s common stock. The note is due October 1, 2019. The loan is convertible at a rate of $0.20 per share.

On October 16, 2018, the Company entered into a subscription agreement to issue 20,243 shares of its common stock at $2.47 per share for a total of $50,000.

On October 22, 2018, the Company issued a warrant for up to 2,000,000 shares of its common stock. These warrants have an exercise price of $0.20 and expire on October 22, 2022. The company received $74,108 for 370,540 warrants.

On October 23, 2018, the Company issued a warrant for up to 2,000,000 shares of its common stock. These warrants have an exercise price of $0.20 and expire on October 23, 2022. As of the date of this filing the company has not received any funds for these warrants.

On October 25, 2018, the Company issued a convertible promissory note in the principal amount of $50,000 which is convertible into shares the Company’s common stock at a price of $0.20 per share. This note accrues interest of 8% annually. The note is due October 25, 2019.

On November 6, 2018, the Company entered into a subscription agreement to issue 40,486 shares of its common stock at $2.47 per share for a total of $100,000.

On December 15, 2018, the Company entered into a consulting agreement for business consulting services. Pursuant to the terms of the consulting agreement, the Company issued a warrant to purchase 1,100,000 warrants shares of the Company’s common stock. These warrants have a term of 7 years and an exercise price of $0.10. These warrants were valued at $214,946.

During the year ended December 31, 2018, the Company entered into a loan agreement with the Company’s CFO, Brian Hayek, pursuant to which Mr. Hayek extended an interest free loan to the Company in the amount of $30,705. As of December 31, 2018, the amount due on this loan was $11,705.

On April 1, 2019 the Company entered into a consulting agreement for business advisory services. As part of this agreement the Company will pay the consultant $20,000 per month. Additionally, the Company will issue 500,000 warrants to purchase its common stock. These warrants will have an exercise price of $0.20 and a term of 7 years.

On February 22, 2019, the Company entered into a consulting agreement for public and media relations services. As part of this agreement the Company will $4,000 per month to the consultant.

On April 3, 2019, the Company appointed Christian Schenk as a Director to the Company. In connection with his appointment the Company agreed to issue to Mr. Schenk, options to purchase 112,500 shares of common stock which will vest immediately upon grant. The company will also issue options to purchase 28,125 shares of common stock per quarter for three years so long as Mr. Schenk remains on the board.

During the first quarter of 2019, the Company issued warrants to purchase 1,533,000 shares of common stock of the Company at an exercise price of $0.10 per shares. The warrants may be exercised on a cashless basis and have a term of seven years. The warrants were issued for consulting services.

On January 16, 2019, the Company appointed Jerrin James as the Company’s COO. Pursuant to the terms of the agreement with Mr. James, the Company agreed to issue 2,900,000 shares either in the form of stock options or warrants, common stock 25% of which will vest immediately upon grant with the remainder vesting quarterly over three years.

On March 5, 2019, the Company appointed Adam Berk as a Director to the Company. In connection with his appointment the Company agreed to issue to Mr. Berk, options to purchase 112,500 shares of common stock which will vest immediately upon grant.

On March 7, 2019, the Company entered into a consulting agreement for business advisory services. Pursuant to the terms of the consulting agreement, the Company agreed to pay cash compensation of $10,416.66 per month. The Company also agreed to pay a one-time payment of $5,000 within 5 days of the execution of the agreement. The Company also agreed to issue the consultant 125,000 options to purchase shares of the Company’s common stock, which options will vest quarterly over a 3-year period.

On February 1, 2019, the Company entered into a twelve-month lease for office space in Las Vegas, Nevada. The lease requires a monthly payment of $1,764 and terminates on February 14, 2020.

The Company assumed a three (3) year lease, with an effective date of February 5, 2019, from a related party. The Company paid $20,839 upon signing the assignment. The lease provides for monthly rent of $5,345 per month through June 30, 2019, $5,880 per month through June 30, 2020 and $6,468 per month through June 30, 2021. The Company is also required to pay a monthly common area maintenance fee of $695.

During the second quarter of 2019, the Company issued 2,055,000 shares of its common stock for consideration of $465,000.

During the second quarter of 2019, the Company issued 261,665 shares of its common stock for the conversion of a note with a total value of $52,333 in principle and interest.

During the second quarter of 2019, the Company entered into three delivery contractor agreements with retailers. As part of these contracts the Company will offer delivery services in exchange for a delivery fee from each of these retailers